FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 14, 2009

SMART SMS CORP.
(Exact name of registrant as specified in its charter)

Florida	000-31541	65-0941058
(State or other jurisdiction of incorporation)	(Commission File Number)	( IRS Employer Identification No.)

3 Greenwich Office Park Greenwich, CT 06831
(Address of Principal Executive Office) (Zip Code)

203-347-3000
(Registrant’s telephone number, including area code)
11301 Olympic Boulevard, Suite 680 Los Angeles, CA 90064
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

Overview

We currently operate three primary businesses:

1.
An information technology (IT) business through our wholly owned subsidiary Kevlertech, Inc., an Illinois corporation d/b/a/ Millennium Information & Technology Consultants, Ltd. (“MIT”) acquired in August 2007,

2.
An Independent Sales Organization (“ISO”) for prepaid debit cards through our wholly owned subsidiary, Columbia Card Services International, LLC, a California limited liability company (“CCSI”) acquired in November 2007, and

3.
Prepaid debit card processing, through our ownership of the software and patents of RBA International (“RBA”) through foreclosure and their agreements with various vendors, banks and other entities through the subsequent acquisition and merger of RBA International into a wholly owned subsidiary, RBA Acquisition Corp as of September 2008.

We plan to continue to identify and pursue strategic acquisition opportunities of complementary companies and technologies towards our goal of establishing ourselves as a premier provider of information technology and mobile banking products and services.

We were incorporated in the state of Florida in June 1997.  Prior to 2007, we were a development stage company.  During our existence, we have, at separate times, focused on the development of a text messaging business and, before that, on the creation and provision of platforms for internet businesses. In 2007, we decided to explore and commenced exploration of a variety of other business opportunities.

Financing

In order to pursue acquisitions, on August 6, 2007, we entered into a Securities Purchase Agreement with 3V Capital LLC and Distressed High Yield Fund Ltd. pursuant to which we issued promissory notes in the aggregate amount of $13 million and 13 million shares of our common stock. The Securities Purchase Agreement contemplated that the parties would consummate a follow-on financing pursuant to which additional notes and shares would be issued under the same terms and conditions as provided in the Securities Purchase Agreement.  We consummated a follow-on financing for $675,000 on October 12, 2007 pursuant to which we issued a promissory note in the aggregate amount of $675,000 and 675,000 shares of our common stock to SV Special Situations Fund (“SV”). We consummated an additional follow-on financing on November 14, 2007 pursuant to which we issued promissory notes in the aggregate amount of $11 million and 11 million shares of our common stock to SV and two persons affiliated with to SV. Accordingly, in 2007, we issued promissory notes in the aggregate amount of $24,675,000, or the Notes, and 24,675,000 shares of our common stock, or the Shares. During 2008, SV loaned additional funds to the Company to support the operations of its affiliates.  On October 20, 2008, SV loaned $16,000 to the Company. On October 23, 2008, SV loaned $150,000 to the Company.

On November 3, 2008, the notes issued were exchanged into new convertible notes pursuant to the terms of an Amended and Restated Note Exchange Agreement. These new notes were issued with a 2.5% coupon (payable in cash or in kind at the option of the Company), no principal amortization requirement and with a final maturity date of December 31, 2009. In kind payments are to be made through the issuance of additional notes with the same terms as the convertible notes.

The Amended and Restated agreement also releases certain collateral held in connection with the Security Agreement.  Mr. Stephan A. Weir, former President and CEO, and Mr. Gordon F. Lee, former Chairman and CEO, had pledged all of their shares of our common stock to the collateral agent for the ratable benefit of the holders of the Notes under the original SPA. These shares have since been released to Mr. Weir as part of the renegotiation of the notes with the Noteholders and to Mr. Lee as a part of settlement and restructuring of his retirement contract with the Company. Further, the new consolidated convertible notes grant the Noteholders a warrant to purchase two shares of common stock at $0.01 for each conversion share purchased at the conversion rate of $0.65, which is subject to adjustment under certain circumstances.

Our Products and Solutions

1.  MIT

MIT (Millennium Information and Technology, Ltd.), which first began activities in the Enterprise Resource Planning (“ERP”) space in 1997 has been actively operating under Smart SMS through its acquisition in August 2007, provides innovative solutions to the business and technology challenges of middle-market companies and large organizations. MIT is a full service management and technology consulting firm that provides results-oriented services that positively impacts our clients' bottom line. MIT offers expert consulting services; including full life-cycle ERP implementations, project-management, application management support, pre-configured solutions, and proven methodologies. Our services span across all technology platforms, operating systems and infrastructures with a focus on SAP and Oracle ERP systems. As of December 31, 2008, our organization comprised approximately 65 consultants who were assisting us provide services to our customers in multiple countries.

In 2008, MIT was awarded the Beacon award by IBM which highlights the accomplishment of being the best provider of services to IBM in support of innovative solutions. We have also secured a Services partnership with SAP which allows our organization to jointly go to market, develop new markets and support customers for implementation and after go-live activities. We expect to derive a significant amount of revenues from contracts which would be implemented through this partnership with SAP. We are in the process of arranging similar contracts with other large ERP implementation software companies.

Our Consulting Services

MIT provides innovative solutions to meet the changing needs of our customers. From leading industry methodologies to in-house proven models, we collaborate with our customers to deliver tangible business results that impact their bottom line.

MIT provides the following services: SAP consulting, Oracle consulting, project management & forensics, OCM & training, and application management support (AMS)

SAP Consulting Services

MIT has rolled out aggressive and flexible solutions to reduce ongoing SAP expenditures without sacrificing quality, experience, communication skills or business expertise. With 12+ years experience in the SAP consulting space and as a Certified SAP Services Partner, MIT provides tangible, concrete solutions top help solve business challenges and save valuable budget dollars.

Some of MIT’s SAP services include: SAP ECC implementations and upgrades, SAP customer relationship management, SAP retail & AFS solutions, SAP supply chain management, SAP business intelligence, SAP NetWeaver, XI and integration technology, SAP PLM, SAP financial supply chain management, SAP enterprise performance management, business process re-engineering & optimization, program management and forensics, training and change management, global solution delivery, and application management support

MIT provides a wide scope of SAP consulting services including SAP Managed Services (including partial full-time employees with low commitment level), remote support, fixed price deliverables, and aggressive pricing models for project teams which will lower costs, improve productivity and provide flexibility for any SAP support model.

Oracle Consulting Services

Over the last decade, MIT has been helping enterprises leverage Oracle’s E-Business Suite, PeopleSoft, JD Edwards and Siebel platforms to achieve these imperatives and succeed in the changing environment. MIT offers its customers end-to-end consulting services in Oracle, from strategy formulation, to development and deployment of the chosen enterprise solution to maintenance and support. Some of MIT’s Oracle services include: initial Oracle application implementations, upgrading and extending existing systems, integrating enterprise applications, managing, and optimizing and supporting Oracle installations.

Project Management Consulting Services

MIT is a leading provider of project management and forensic services to Fortune 100 companies. We understand the importance of execution; and that delivering projects on time, on budget, and with superior quality are the factors that will determine the success of our clients business and separate them from their competition. Our standard CMM Level 3 compliant processes and tools ensure a standard, repeatable, and proven approach to meet project objectives. MIT provides the following project management services: program management, project/lifecycle management, software quality assurance & testing, business process re-engineering and optimization, project rescue & recovery (Life Raft ™ Methodology), and organizational Improvement.

Organizational Change Management (OCM) & Training

MIT’s Organizational Change Management (OCM) professionals help organizations successfully sustain, integrate and institutionalize change. We partner with our clients to develop an approach that minimizes business disruption and speeds the change process so they get a fast return on their investment. Our experts work with our clients to develop a change management strategy that suits their specific needs—providing the appropriate roadmap and tools to best prepare their people for change and new ways of doing business.

AMS (Application Management Services) Overview

Our deep industry and technical expertise, dedication to continuous improvement in service delivery quality, and quantifiable performance measurement framework enable our customers to focus on their business - building core capabilities while entrusting their application management to us. We employ application health checks, ongoing optimizations and business process changes to achieve and deliver value.

Basis Administration and Monitoring (Specific to SAP)

Our basis administration team supports implementation and rollout for new SAP projects through system configuration support and transport management, while our monitoring team uses SAP-provided tools such as Solution Manager to monitor SAP system performance and execute corrective and routine maintenance activities.

Pre-Configured Solutions

MIT is a full service management and IT consulting firm that provides results-oriented services that positively impacts our clients' bottom line. MIT offers solutions specific to SAP in the areas of Customer Relationship Management (CRM), SAP Apparel & Footwear (AFS) and fuel management as part of our HeadstartTM solutions.

MIT Headstart™ SAP AFS Solution (iWear™)

MIT’s iWear solution for AFS specifically addresses the needs of most apparel businesses. The solution proposes a 75% configuration implemented baseline leveraging industry best practices. This packaged solution contains the full functionality and delivers the same benefits as its mainstream parent, but is designed for a rapid implementation and lower cost requiring minimal support from the business and technical/functional specialists. The solution is also designed to support the SCOR (Supply Chain Operation Reference) model. MIT’s iWear solution provides core functionality to help support the integration of order management, purchasing, inventory management, quality management, production management, financial accounting and after-sale processes. The solution has robust AFS functionality including, but not limited to, the following areas: Order scheduling & allocations (prioritizing customer demand during fulfillment), Seasonality, Value added services (any special services needed for customers prior to shipping including special packing requirements, hand tags, labels with retail price, etc.), Stock category (physical segregation of same stock for market segmentation), Grid (any variation of same product, by color, size or dimensions etc.), Rush Orders & Bulk Order Processing, Assortments and pre-packs, Production planning, sourcing and material requirements planning, ATP checks at style/color/size and Product substitution, Greige Goods Orders and Blanket Agreements with Supplier, and MRP at style level.

MIT Headstart™ SAP CRM Solution

MIT offers a rapid SAP Customer Relationship Management (CRM) implementation solution which includes SAP Best Practices to help our customers minimize costs and leverage the most out of their customer interactions and the opportunities to gain new ones. Specifically we offer the following: Increase our customers CRM implementation ROI, Increase our customers lead to opportunity conversion, Rescue a current derailed CRM project, and Integrate groupware capabilities

MIT has targeted six core business scenarios to improve business and customer relations. Our Headstart™ CRM Solution includes campaign management, lead management, account and contact management, activity management, opportunity management, and pipeline performance management. MIT’s focus on the sales and marketing aspects of CRM will contribute to enhance our customer’s base, while retaining current ones. By leveraging SAP Best Practices and MIT’s proven implementation methodology, our customers will experience reduced costs and implementation time. Whether they are a small business growing at a rapid rate, or a large enterprise looking to solidify its customer base, MIT can help quickly deploy a CRM solution to meet their needs.

MIT Headstart™ Fuel Management Solution

MIT Headstart™ Fuel Management provides a suite of services – including the patented Fuel Recovery Program and proprietary Fuel Management System technology – delivering a complete fuel management solution for the shipper and its carriers.

Utilizing the MIT Headstart ™ Fuel Management processes and technology, shippers will have complete visibility and transparency of the actual fuel costs of shipping goods, a suite of fuel metrics and benchmarking, a management program for fuel focused on driving down fuel-related transportation costs, access to discounted fuel for the shipper’s carriers, and access to strategic fuel programs including risk management and energy efficient supply chain.

The program provides the information, technology and capabilities to become a strategic buyer of fuel.  MIT Headstart™ Fuel Management clients are market leaders with lower than market fuel costs and have mitigated the impact of high and volatile fuel costs.

Industry Focus

MIT believes in the value of understanding our clients’ businesses and processes in order to provide the best possible solutions for their business needs.  In addition to our outstanding technical expertise, we also have in-depth knowledge and business experience in a wide variety of industries.

We work with Global 1000 companies and several SMB categorized companies – With our presence in over 5 countries covering major regions of the world, we are well-suited to manage large-scale, global initiatives.  Clients that fit our culture are those that are: focused on business benefits, milestone driven, “do it” versus “study it”, and leverage versus reinvent. We offer solutions to meet our clients and prospects with specific business needs who are active in the following industries: Retail, Apparel & Footwear, Consumer Goods, High Technology, Utilities, Manufacturing, Distribution, Transportation, Professional Services, and Healthcare.

Alliances

At MIT, we understand that no one company is an expert in all technologies and functional processes. That is why we have built partnerships with a select group of best-in-class vendors. We work closely with our partners to deliver superior expertise to our clients in all technical and business areas. To bring value to our clients through our partnerships, we:

•	Establish C-level relationships between the partner and our company, making them more responsive to our client-related requests.
•	Choose vendors early in their product life cycle, allowing us to gain concentrated real-world experience using the technology.
•
Apply and “re-use” the lessons from our partner engagements, so that our partner relationships add significant value and quality to every solution we provide, while reducing overall cost to our clients.

Sales and Marketing

A significant majority of our revenue in 2008 was attributable to orders sourced through our alliance with one partner.

Pricing

The majority of our services are performed on a time-and-materials basis.  Rates vary based on the type and level of skill required by the customer, as well as geographic location. Agreements for work performed on a time-and-materials basis generally do not specify any dollar amount as services are rendered on an "as required" basis based on estimates to complete according to mutually agreed deliverables.

Customers

We provide our services directly and indirectly through SAP to a number of medium sized enterprises and Fortune 500 companies.

Consultants

Our most important asset is our people. The diverse makeup of our consultant force enables us to serve our diverse client base.  We believe each of our consultants has the technical, functional, industry, managerial and leadership skills appropriate for their roles and levels within our company.

We enter into a standard form of consulting agreement or full time employment with each of our consultants.  Pursuant to these agreements, we agree to compensate the consultants for hours billed at contractually agreed hourly rates and to reimburse them for certain pre-approved travel related expenses.  Hourly rates and salaries are negotiated based upon each consultant’s skill, experience and anticipated function.  Our consultants submit monthly invoices, which are generally net payable by us within 45 days of our receipt.

For those contractual consultants and prior to providing services, we require our consultants to obtain, at their own expense, comprehensive general liability, professional liability and automobile insurance with certain minimum liability limits for them and their personnel and naming us as an additional insured.  If available under state law, we also require them to obtain worker’s compensation coverage.

We may terminate a consulting agreement at any time upon 30 days written notice.

Competition

We operate in a highly competitive and rapidly changing global marketplace and compete with a variety of organizations that offer services competitive with those we offer. We compete with a variety of companies with respect to our offerings, including:

•	Off-shore service providers in lower-cost locations that offer services similar to those we offer, often at highly competitive prices;
•
Large multinational providers, including the service arms of large global technology providers, that offer some or all of the consulting, systems integration and technology, and outsourcing services that we do;

•
Niche solution or service providers that compete with us in a specific geographic market, industry segment or service area, including companies that provide new or alternative products, services or delivery models; and

•	Accounting firms that are expanding or re-emphasizing their provision of consulting services.

2. CCSI

Smart SMS Corp acquired CCSI, our Independent Sales organization (“ISO”) business, in November 2007.  As an ISO, CCSI has been engaged in the marketing, sales and servicing of prepaid Visa Debit Cards issued by Visa member banks. CCSI contracts directly with banks to market and sell these debit cards either directly to consumers through its agents or indirectly through sponsoring organizations (“Sponsors”). As of October 1, 2009, CCSI has an agreement in place with one Visa member bank and expects to begin marketing prepaid debit cards to Sponsors. CCSI has had limited operations over the last three years, generating no revenue in 2008 and the first nine months of 2009.

Consumer Based Prepaid Products

The prepaid debit card is typically a credit card-sized piece of plastic encoded with certain consumer information and pre-loaded with a particular monetary value. Unlike credit cards, which draw their value from a line of credit with a bank, or debit cards, which draw their value from a cardholder’s checking account, the value on a prepaid card typically comes from money given to the company that markets and/or issues the card prior to its use.  Prepaid cards take many forms, including gift cards that can be used at a specific merchant or location, travel cards that can be used in the same way as travelers’ checks, payroll cards that can be used to access one’s wages and “teen cards” that are marketed to those under 18 years old to access funds their parents load onto the card.  CCSI’s services are expected to include developing ready-to-market, semi-customized or customized programs and brands for Sponsors who want to distribute prepaid cards through direct, non-retail channels.

We anticipate that CCSI will develop prepaid products which include creating a customer brand or brand awareness for the card, structuring consumer fees, securing bank approvals, producing marketing materials and creating customer websites.  We expect that certain of these services will be performed by CCSI in-house while others are outsourced to third party providers.

Agreement with Member Bank

CCSI entered into an Independent Sales Organization Agreement with a national bank pursuant to which CCSI agreed to market and sell Visa branded debit cards to be issued by the bank to Sponsors.  In accordance with this agreement, CCSI became registered in Visa’s agent registration program as an ISO acting on behalf of the bank and is required to comply with all of the Visa U.S.A. Operating Regulations.  The bank and our processor agreed to provide CCSI with marketing material support and to provide customer service to debit cardholders.  This agreement provides CCSI connectivity to both Visa and Star Networks. It enables CCSI to issue US based debit cards. CCSI is also seeking to enter into similar agreements with other Visa member banks, both domestically and internationally.

CCSI has developed a customer acquisition model that will allow underserved, under-banked and unbanked applicants to qualify for our instant issue VISA prepaid debit cards. These policies have already been approved by the bank and VISA.

Agreement with Card processor

CCSI entered into a card processing agreement to provide processing services associated with CCSI’s prepaid VISA debit card programs and related services. The processing services have now been fully connected with the bank. CCSI’s connectivity with the processor allows for our card programs to have access to a full range of functionality and service that includes patented features. These unique patented functions include SMS command based functions such as the ability to send and receive money, security features such as dynamic CVV code that protects our customers from online and unauthorized card usage. The processor’s platform is current on all certifications and compliance requirements from VISA and the banks.

Employees

As of October 1, 2009, CCSI has 5 employees.  Since acquiring CCSI, our employees at Smart and MIT have also been providing support to CCSI.  Current plans call for the hiring of full-time and part-time employees for the retail centers beginning in Q4, 2009 as well as up to 2 in house sales representatives at CCSI.

Target Market for General Purpose, Prepaid Debit Cards

The sale and use of general use, prepaid debit cards has increased dramatically over the past five years.  According to a report published by the Aite Group, the value of branded and private label prepaid card transactions is expected to amount to $178 billion by 2010, up from $113 billion in 2007.

General purpose, prepaid debit cards most often appeal to “unbanked” customers who cannot qualify for a credit card or bank account or who are otherwise unattractive to banks, such as people who are immigrants, recently divorced, young or have not credit history or very low income.

Competition

The competitive landscape for general use, prepaid debit cards continues to evolve with mergers and acquisitions, company consolidations and new entrants developing and deploying niche market prepaid card solutions with a focus on demographic and ethnic subsets, credit seeking individuals and under and un-banked consumers.  The competitive environment has seen a rise in products and companies across all sales channels, including online, retail, non-retail, mass merchant and independent sales operators.  The competitive market generally consists of a fragmented collection of association branded prepaid debit card products.  The common trait within this market is that virtually all products carry the MasterCard®, Visa®, American Express®, or Discover® brand on the front of the card giving the product category unparalleled payment acceptance.  Examples of companies that compete within the space are Green Dot Corporation, Net Spend, One Global Finance, Account Now, E-count and E-Comm Link.  Many of these companies share common traits including: well-developed proprietary infrastructure, substantial investment in internal information technology resources, significant financial resources, access to widespread distribution networks, profitability and direct relationships with the card associations, such as MasterCard® and Visa®.

CCSI believes competition will continue to grow both from new entrants to the market, as well as from existing participants such as banks and processors expanding the breadth of their services into the markets currently underserved.  It is our belief that competition in the prepaid products and services market is based upon the following factors:

•	Addressing the needs of underserved and un-banked customers;
•	Ease of card reloading;
•	Program flexibility for user-specific needs;
•	Responsiveness to card association demand and requirements;
•	Easy product distribution access and usage (i.e. online, telephone, retail, etc);
•	Prepaid expertise;
•	Brand recognition and geographic presence; and
•	Price.

The market for companies providing technology solutions to financial services organizations is extremely competitive.  As a new entrant into this market, CCSI believes that most of its competitors will have longer operating histories in this segment, larger customer bases, and greater financial resources. CCSI believes that the principal competitive factors affecting the market for technology solutions include product/service functionality, price, operating flexibility and ease-of-use, customer support, and existing customer references.  CCSI is still in the process of analyzing whether any of its competitors offer technologies capable of accomplishing solutions which are the same or similar to CCSI’s solutions.

Applicable Laws and Regulations

CCSI, by virtue of its status as a VISA ISO is obliged to follow rules and guidelines outlined in and remain in compliance with VISA’s Prepaid card operations manual.  CCSI is also required to self-audit card inventory, policies and procedures as per VISA’s self audit requirements on a semi-annual basis.  Finally, CCSI has to stay in compliance with the member bank’s “Know Your Customer” (KYC) policies and procedures.

3. RBA

On December 21, 2007, the Company entered into a term sheet with RBA International, Inc. (RBA) a Washington company to acquire the its wholly owned subsidiary, RBA Financial Systems, Inc. Shortly thereafter, the company decided to acquire RBA instead of RBA Financial Systems, thereby gaining access to all of RBA’s intellectual property. On April 18, 2008, the parties finalized their proposed transaction and entered into an Agreement and Plan of Merger (the “Merger Agreement”) among Smart, its wholly-owned subsidiary, RBA Acquisition Corp. (“Acquisition Corp.”), RBA (the merged entity) and the stockholders of RBA. According to The Merger Agreement, the Merger was effective as of September 30, 2008.  However, for accounting purposes only, the Merger was complete as of July 2009.

The RBA Credit Agreement

Among the various loan documents between RBA and Smart is a Credit Agreement, a Security Agreement and various Promissory Notes (the “Loan Documents”) pursuant to which Smart loaned to RBA over $2.5 million. The Loan Documents remain in effect as noted above, pursuant to the Second Amendment.  It was pursuant to these Loan Documents that Smart foreclosed on the secured assets of RBA upon RBA’s failure to repay these loans pursuant to their terms.

The acquired RBA assets include:

•	Interactive Voice Recognition Software (IVR software)
o
The IVR software is the interactive voice response system that facilitates client’s interaction with the account holder’s database using a telephone.  This software is Unix-based and uses the Asterisk communications platform and Perl programming language.

•	RBA Java software
o	RBA JAVA is the application programming language that manages access and manipulation of the database and allows access to the database over the internet or through another application.
•	Card System Administration software
o	This is the website application that allows the card administrator to adjust fee schedules, manage user and merchant lists, and set up payment plans.
•	Customer Service Representative Application software
o	This is the website application that allows a bank to manage cardholder accounts.
•	Cardholder Online Banking Application software
o	This is the website application that allows the customer interact with the customer’s database.
•	RBANet Web Interface
o	This is a server side application that provides access to and enrolment of card accounts through a website application.
•	All RBA patents up to the date of the Promissory Note, and all RBA receivables.

History of RBA

RBA was formed in 1994 as an IT consulting company. It became a financial transaction processing company for general purpose and prepaid debit cards issued in the United States. It had also established itself as a bank merchant that licensed and sold various bank products as well as its proprietary card account security features. As a certified processor for Star and Visa® and its member banks, RBA designed and processed prepaid programs that ran on RBA’s customized, proprietary processing platform through which RBA’s associated banks and ISOs could offer customized services to affinity groups, accountholders, and merchants. Through this platform, RBA provided a variety of transaction processing services, including cardholder enrollment, customer support center, value loading, fraud prevention, and cardholder account management and reporting. RBA won second place out of 720 participating international banks and processors in the 2006 Oscards Awards in Paris, France for its patented security technology.

RBA’s Technology

Debit Card Processing Platform

As part of its debit card processing system, RBA used a variety of software and applications and utilities, certain of which are proprietary.  These include the RBANet application program interface, the RBA java software, interactive voice recognition (IVR) software, card system administration software, customer service representative applications and cardholder online banking software.  In addition, RBA used First Data’s EFS Net and VeriSign’s Secure Commerce Technology.  The following technologies were also licensed by RBA for the debit card platform:

STAR/First Data processing services; CIP checks from Early Warning Services; check processing/clearing from Telechek: instant deposit and re-load option from MoneyGram; plastic printing and order fulfillment from Personix and CardUSA, and EDMS provided statement printing and mailing for the cardholders.  RBA also used OpenOnline to vet the agents representing RBA and its member banks.

The versatile and secure platform, which provided a multifaceted approach to processing, was covered by a VeriSign Global Server Certificate and had been verified by Visa®.  The processing system is unique in that it can be combined with the proprietary card and account solutions (as discussed below) to deliver distinctive features designed to address currently unmet needs of prepaid debit card customers.

Card and Account Security Solutions

RBA created a number of technologies designed to enhance security features for debit cards and web-based applications.  These technologies, subject to issued patents or pending patent applications, are designed to permit the consumer to better control the use of his or her debit cards and web-based applications, such as email, online banking websites and online bill payment websites, by being able to reversibly switch on and off authorized access to such cards and websites using his or her cell phone.

a. Card “On/Off” Capability

There are many challenges in managing personal finances in today's world, including, but not limited to card theft and misappropriation of card numbers.  Card theft and fraud are, unfortunately, extremely pervasive. It has been said that the cost of card fraud (to cardholders and to card companies alike) may be as high as $500 million per year for the debit card industry and reportedly in the $15-20 billion range for the credit card industry.  Accordingly, there is a growing need to provide consumer driven tools that provide the banks more protection, and the consumer with a high level of control over his or her financial accounts, database accounts, and sensitive personal data.

Recently instituted safeguards do not necessarily protect against all possible fraudulent uses of someone's card or account. In the case where a card or card data is stolen, a subsequent on-line or off-line transaction would still be "authorized" unless the owner of the card was able to first notify the issuer/company of the theft, so that the account could be closed.  There is still a critical need for improved safety and anti-fraud measures with respect to cards and accounts. With a conventional card, once the card is issued to an account holder and is initially activated, the card is thereafter always activated or “on” until such time as the account holder reports the card lost or stolen.  At such time, a card with a new account number must be issued, which can take days or even weeks for the cardholder to receive.

RBA’s patented technology is designed to reduce the likelihood of fraudulent or unauthorized use of a card or account by giving the account holder real-time control over their account(s) to enable or disable authorization processing of transactions and, thereby, effectively turn the card “off” and/or “on” through RBA’s interactive voice response system.  By turning a card “on”, only when the cardholder is likely to use the card, fraudulent/unauthorized use of the consumer's card and bank account can be significantly reduced.  RBA uses a real-time true two factor authentication process, wherein not only would a user need to know user information and password, but the system requires pre-registered (and linked) cell phone numbers to conduct the transaction.  In addition to the security benefits, this technology may also be useful to limit spending on subordinate cards issued under the main account, such as for parents wishing to provide controlled and limited authorization for purchases by their children.

b. Website Access “On/Off” Capability

As the Internet becomes increasingly ubiquitous, consumers are increasingly transacting business electronically, and doing so remotely.  Although the convenience of the availability of web-based applications (i.e. online banking, online shopping, etc.) is evident, there are also perils associated with increasing reliance on such applications, such as phishing and hacking in which a non-authorized user may obtain access to usernames and passwords.  Accordingly, there is also a need to improve security in the web-based application fields.

RBA’s technology, subject to a pending patent application, is designed to reduce the likelihood of fraudulent or unauthorized access to these web-based applications by giving the account holder the real-time ability to enable or disable processing of their web login credentials through RBA’s interactive voice response system.  By providing the account holder with the ability to turn access to these web-based applications “on” and “off”,  it is extremely difficult for non-authorized users to compromise application access even if he or she has been able to obtain the account holder’s user name, log-in, password, and other personally identifiable information. RBA uses its true “two factor out-of-band” authentication process to accomplish this.

c. Instant Text Message and Email Notification of Card or Account Activity

RBA's technology provides instant text message and/or email (consumer choice) notification upon all card activity, including purchase, attempted purchase, account transfer, and deposits, and provides a real-time balance each time. Such messages include the dollar amount, the name of the establishment or ATM location, and the day and time of the transaction. Such data residing in text message storage on a cell phone becomes a real-time account statement.

Litigation

Smart SMS Corp. v. Stephan Weir et al.

On July 28, 2009, the Company filed a lawsuit in suit in the Superior Court of California, Los Angeles County, against its former management team, including its Chief Executive Officer, Chief Operating Officer, Chief Technology Officer and General Counsel, alleging breach of fiduciary duty, fraud, conversion, breach of contract, breach of implied covenant of good faith and fair dealing, interference with business relations, and unjust enrichment. Among the acts that the Company alleges were committed were gross mismanagement of the Company’s finances and operations, falsification of loans and Company documents, theft of Company funds and other property, efforts to destroy evidence of wrongdoing, and efforts to disrupt the Company’s business relationships and ability to carry on business operations. The Company sought declaratory and injunctive relief requesting the return of all Company assets. On August 20, 2009, the Company’s former General Counsel was dismissed from the lawsuit as a defendant.

Richard N. Friedman v. Smart SMS Corp.

On September 25, 2009, Richard N. Friedman (“Freidman”), an attorney, filed a lawsuit seeking payment in excess of $22,393.

703 Broadway Vancouver, LLC v. Smart SMS Corp. and RBA International, Inc.

On October 5, 2009, 703 Broadway Vancouver, LLC (“703 Broadway”), the property owner for the office premises leased by defendants in Vancouver, Washington, filed an unlawful detainer action against defendants, seeking damages in excess of $40,000.

Stock Prices, Holders of Record, and Stock Dividends

Our common stock is traded on the OTCBB under the trading symbol "STMC.PK."   The following tables sets forth, for the period indicated, the range of the high and low sales prices of our common stock, as reported by the OTCBB.  The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions.

	2007
	High	Low

1st Quarter (from January 1 - March 31)	$1.65	$0.35

2nd Quarter (from April 1 - June 30)	$1.03	$0.23

3rd Quarter (from July 1 - September 30)	$0.99	$0.60

4th Quarter (from October 1 - December 31)	$2.85	$0.80

	2008
	High	Low

1st Quarter (from January 1 - March 31)	$1.90	$0.38

2nd Quarter (from April 1 - June 30)	$1.00	$0.51

3rd Quarter (from July 1 - September 30)	$1.05	$0.65

4th Quarter (from October 1 - December 31)	$0.70	$0.17

There were approximately 700 holders of record of our common stock as of October 15, 2009.

We have never declared or paid cash dividends on our common stock and do not expect to pay any dividends on our common stock in the foreseeable future. We currently intend to retain any future earnings for our business. The payment of any future dividends on our common stock will be determined by our Board of Directors and will depend on business conditions, our financial earnings and other factors.

Executive Officers and Directors

Our current directors and executive officers are as follows:

Name	Age	Position
Executive Officers:
Michael Ciberey	43	President

Directors
Scott A. Stagg	47	Chairman
Richard Cooke	62	Director
Ken Looney	66	Director
Amir Khan	41	Director

Executive Officers

Michael Ciberey. Michael Ciberey was appointed President in October of 2009.  Mr. Ciberey’s career spans over 20 years of experience in both government and private entities.   Mr. Ciberey was instrumental in implementing the Quality Work Team process for the United States Postal Service and finished his tenure working for the Postal Headquarter’s Tactical Marketing & Sales Development business unit.  He was one of the developers of the Value Sales Chain which in part is used in current customer relationship marketing models.  Since leaving the United States Postal Service in 2001, Mr. Ciberey has pursued private interests including his ownership in several businesses.  Mr. Ciberey carries the distinction as a Certified Professional Sales Person as recognized by the National Association of Sales Professionals.

Board of Directors

Scott A. Stagg.  Mr. Stagg has been Chairman since April 2009.  Mr. Stagg has served as the managing member of 3V Capital Management, a Greenwich, Connecticut based hedge fund since 2003 and founded Stagg Capital Group, LLC, a Greenwich, Connecticut based hedge fund in 2007.  From April 2003 through December 2005, Mr. Stagg was the Director of Research for Libertas Partners, a Greenwich, Connecticut based securities firm. From February 2002 through February 2003, Mr. Stagg was an executive director at UBS Asset Management. Mr. Stagg received his Bachelor of Arts from the State University of New York in 1984 and his Masters of Business Administration from the University of Chicago in 1993.

Richard Cook. For the past 15 years Mr. Cook has been the Managing Director of Avanti Advisors LLC, a Management Consulting Firm specializing in Product Development and Marketing, serving an exclusive Domestic and International Clientele through the identification and selection of strategic Investment programs. Dick’s primary focus is Green Projects, Real Estate, Healthcare, Oil & Gas Development and Exploration.  He spent 25 years on Wall Street as an Institutional Fixed Income Salesman with Lehman Brothers, Merrill Lynch and Paine Webber. He was an Executive Vice President and Head of Taxable Fixed Income at Dean Witter and a Senior Vice President and Global Sales Manager for UBS Securities (Union Bank of Switzerland). For the 5 years prior to creating Avanti Advisors, Dick worked as an independent consultant representing diverse Emerging Market Clients including the Government of Mexico. Dick is presently a Managing Director of three companies involved in the Health Care Field. Dick is a partner in an Oil & Gas company packaging producing royalties, proven acreage and exploration. Dick is a Director of the Transformation Group and is a member of the New York Yacht Club, the Black Rock Yacht Club, US Polo Association, US Yacht Racing Association, Doubles Club, and the Quest 400, a group of the 400 most influential Americans. Dick is married, has 4 children, and lives in Fairfield, CT.

Ken Looney. Mr. Looney is the Chairman and Owner of Transformation Enzyme Corp., of Houston, Texas. Transformation supplies over 6,000 Health Clinics in all 50 states and 30 countries. Ken also is the exclusive US representative of the MEIC Group, run by Shaik Al Abed, which is one of the major trading companies in the Middle East and represents over 450 of the largest families from the region. Prior to starting Transformation in 1992, Ken owned and ran the biggest Independent Broker Dealer in the Southwest, Tejas Securities. Ken helped bring over 50 companies public with 8 on the New York Stock Exchange. Ken also owned and operated over 180 Oil & Gas rigs in the Southwest. A lawyer by training, Ken received an Oscar as the Producer of the “Buddy Holly Story” with Gary Busey. Ken also won the US Match Play Golf Championship in the early 70’s. Ken sits on the Boards of Directors of 3Mark Corporation (Insurance and Financial Security services) and the advisory board of PFM Corp a Land title and leasing services company serving the oil patch. Ken is married and lives in Houston, Texas.

Amir Khan.  Mr. Khan has been a Director since August 2007. From March 2007 through December 2008, Mr. Khan was a portfolio manager at Stagg Capital Group, LLC, a Greenwich, Connecticut based hedge fund. From August 2004 through March 2007, Mr. Khan was the Chief Operating Officer for Libertas Partners, a Greenwich, Connecticut based securities firm.  From February 2001 through August 2004, Mr. Khan was the Chief Operating Officer for DebtTraders, Inc., a New York, NY based securities firm. Mr. Khan holds a Bachelors degree in chemical engineering from the Indian Institute of Technology – Delhi, India, a Masters of Business Administration from the University of Delhi – India and is a Chartered Financial Analyst.

Information Regarding the Board of Directors

Two of the four members of our Board of Directors meet the definition of “independent director” under Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards.

Director Appointment Rights

Pursuant to the Securities Purchase Agreement with the Stagg Capital Affiliates, we have agreed that, as long as the Stagg Capital Notes are outstanding or any of the Stagg Capital Affiliates beneficially own any of our common stock, the Stagg Capital Affiliates will have the right to nominate two directors to our Board of Directors.  We have agreed to use our best efforts to cause each such nominee to be elected to our Board of Directors.  In August 2007, the Stagg Capital Affiliates nominated and the Board appointed Mr. Stagg and Mr. Khan to our Board of Directors.

Item 9.01  Financial Statement and Exhibits.

(d)	Exhibits.

99.1	Audited Financial Statements.
10.1	Smart SMS Corp. v. Stephan Weir et al.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smart SMS Corp.
(Registrant)

Date:	October 19, 2009	/s/ Michael Ciberey
Name: Michael Ciberey
Title: President